As filed with the Securities and Exchange Commission on August 13, 2018
Registration No. 333-226454

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective
Amendment No. 1 to
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

athenahealth, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	311 Arsenal Street, Watertown,	04-3387530
(State or other jurisdiction of incorporation or organization)	Massachusetts 02472	(I.R.S. Employer Identification Number)
(Address of Principal Executive Offices including Zip Code)

athenahealth, Inc. 2007 Employee Stock Purchase Plan as amended and restated
(Full title of the plan)

Jessica H. Collins
Secretary, General Counsel
athenahealth, Inc.
311 Arsenal Street,
Watertown, Massachusetts 02472
(Name and address of agent for service)

(617) 402-1000
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
________________________

EXPLANATORY NOTE
This Post-Effective Amendment No. 1 (“Amendment”) to the Registration Statement on Form S-8 (“Form S-8”) originally filed on July 31, 2018 (File No. 333-226454) is being filed solely to amend the Exhibit Index and correct the incorporation by reference of the athenahealth, Inc. 2007 Employee Stock Purchase Plan as amended and restated. No other changes have been made to the Form S-8, and this Amendment is not intended to amend or delete any part of the Form S-8, except as specifically noted herein.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8.    Exhibits.

Exhibit No.	Description

4.1*
athenahealth, Inc. 2007 Employee Stock Purchase Plan, as amended and restated (incorporated by reference to Exhibit 10.1 to Amendment No. 1 to the Quarterly Report on Form 10-Q filed by the Registrant on August 13, 2018).

5.1*	Opinion of Morgan, Lewis & Bockius LLP (incorporated by reference to Exhibit 5.1 to the Registration Statement on Form S-8 filed by the Registrant on July 31, 2018).

23.1*	Consent of Deloitte & Touche LLP.

23.2*	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on signature page of the Registration Statement on Form S-8 filed by the Registration on July 31, 2018).

*Previously filed.

SIGNATURES
The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Watertown, Commonwealth of Massachusetts, on August 13, 2018.

ATHENAHEALTH, INC.

By:	/s/ Marc A. Levine
Name:	Marc A. Levine
Title:	Principal Executive Officer & Chief Financial Officer
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Marc A. Levine		August 13, 2018
Marc A. Levine	Principal Executive Officer & Chief Financial Officer (Principal Executive, Financial and Accounting Officer)

*		August 13, 2018
Amy Abernethy	Director

*		August 13, 2018
Brandon H. Hull	Director

*		August 13, 2018
Jeffrey R. Immelt	Executive Chairman

*		August 13, 2018
Dev Ittycheria	Director

*		August 13, 2018
John A. Kane	Director

*		August 13, 2018
Jacqueline B. Kosecoff	Director

*		August 13, 2018
Brian McKeon	Director

*		August 13, 2018
Ed Park	Director

*		August 13, 2018
Thomas J. Szkutak	Director

*By:    /s/ Dan Haley
Dan Haley, Attorney-in-Fact